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                                                                     Exhibit 5.1


            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]


                                                      August 11, 2005


Wild Oats Markets, Inc
3375 Mitchell Lane
Boulder, Colorado 80301


                  Re:  Registration Statement on Form S-3 of
                       Wild Oats Markets, Inc. (File No. 333-118406)

Ladies and Gentlemen:

        We have acted as special counsel to Wild Oats Markets, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (File No. 333-118406), as amended through the date hereof (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to: (A) the registration of the resale by the holders thereof of (i) $115,000,000 aggregate principal amount of the Company's 3.25% Convertible Senior Debentures due 2034 (the "Debentures") and (ii) such indeterminate number of shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), as are issuable upon conversion of the Debentures; and (B) the registration of the resale of 1,332,649 shares of Common Stock owned by Perry D. Odak, Chief Executive Officer of the Company (the "Odak Shares").

        This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.
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     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

        (a)     the Registration Statement;

        (b) an executed copy of the Purchase Agreement, dated as of May 25, 2004 (the "Purchase Agreement"), between the Company and J.P. Morgan Securities Inc., as representative of the initial purchasers named therein;

        (c) an executed copy of the Indenture, dated as of June 1, 2004 (the "Indenture"), between the Company and U.S. Bank National Association, as trustee (the "Trustee");

        (d) an executed copy of the Restricted Stock Purchase Agreement, dated as of March 6, 2001, between the Company and Perry Odak (the "Restricted Stock Purchase Agreement"), and an executed copy of the Promissory Note, dated as of March 6, 2001, between the Company and Perry Odak (the "Promissory Note");

        (e) executed copies of the global certificates evidencing the Debentures, in each case registered in the name of Cede & Co., as nominee of The Depository Trust Company;

        (f) a specimen certificate evidencing the Common Stock, as certified by Freya R. Brier, Esq. Secretary of the Company;

        (g) a facsimile of the certificate for the 1,332,649 shares of Common Stock, CUSIP 968088 10 7, owned by Perry D. Odak;

        (h) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof, as certified by Freya R. Brier, Esq., Secretary of the Company;

        (i) the By-laws of the Company, as certified by Freya R. Brier, Esq., Secretary of the Company;

        (j) the certificate of Freya R. Brier, Esq., Secretary of the Company, dated the date hereof; and

        (k) resolutions of the board of directors of the Company, adopted on January 29, 2001, November 3, 2004 and May 7, 2004, resolutions of the Pricing Committee thereof, adopted on May 25, 2004, in each case as certified by Freya
R. Brier, Esq., Secretary of the Company.


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        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. We have also assumed that (i) the certificates evidencing the shares of Common Stock issuable upon conversion of the Debentures will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock, (ii) the Company has received payment in full for the Debentures in accordance with the terms of the Purchase Agreement and (iii) the Company has received payment in full for the shares issued to Perry Odak in accordance with the terms of the Restricted Stock Purchase Agreement and Promissory Note.

        Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Registration Statement and Registration Rights Agreement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

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        1.      The Debentures have been duly authorized and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

        2. The shares of the Common Stock initially issuable upon conversion of the Debentures have been duly authorized for issuance and, when issued upon conversion of the Debentures in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable.

        3. The Odak Shares have been validly issued and are fully paid and non-assessable.

        In rendering the opinion set forth above in paragraph 1, we have assumed that the execution and delivery by the Company of the Indenture and the Debentures and the performance by the Company of its obligations thereunder do not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments that have been identified to us by the Company as being material to it and that are listed in Part II of the Registration Statement or Part IV of the Company's Annual Report on Form 10-K, as amended on April 1, 2005, April 4, 2005 and May 2, 2005, for the fiscal year ended January 1, 2005.

        We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to us under the heading "Legal matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                Very truly yours,

                                /s/ Skadden, Arps, Slate, Meagher & Flom LLP